SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 15, 1996

                     WASHINGTON SCIENTIFIC INDUSTRIES, INC.


         Minnesota                       0-619                 41-0691607
(State or other jurisdiction         (Commission File         (IRS Employer
      of incorporation                   Number)          Identification Number)


              2605 W. WAYZATA BOULEVARD, LONG LAKE, MINNESOTA 55356
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (612) 473-1271


Items 1, 2, 3, 5, 6 and 8 are not applicable and therefore omitted.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On January 11, 1996, Washington Scientific Industries, Inc. ("WSI") terminated the services of Deloitte & Touche LLP as its principal accountant and engaged Ernst & Young LLP as its principal accountant to audit its financial statements for the fiscal year ending August 25, 1996. The decision to change accountants was approved by both the WSI Audit Committee of the Board of Directors and the full Board of Directors.

In connection with the audits of the fiscal year ended August 27, 1995 and the fiscal year ended August 28, 1994, and in the subsequent interim period through the date of dismissal, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures.

Deloitte & Touche LLP's report on the consolidated financial statements as of and for the years ended August 27, 1995 and August 28, 1994, did not contain any adverse opinion or disclaimer of opinion, nor was it qualified as to uncertainty, audit scope, or accounting principles.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit  1.   Deloitte & Touche LLP Letter re Change In Certifying Accountant.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      WASHINGTON SCIENTIFIC INDUSTRIES, INC.


Date:  January 15, 1996               /s/ William J. Lucke
                                      ------------------------
                                      William J. Lucke
                                      Vice President and Treasurer